UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

 As previously disclosed, in December 2009, Agroindustrial Nova Ponte Ltda. (“Nova Ponte”) and Bunge Alimentos S.A. (“Bunge Alimentos”), two indirect wholly owned subsidiaries of Bunge Limited (collectively, “Bunge”), entered into an agreement with Usina Moema Participações S.A. (“Moema Par”) and its shareholders under which Bunge will become the 100% owner of Moema Par. Moema Par is a holding company that wholly owns one sugarcane mill in Brazil and has ownership interests in five others (collectively, the “Moema Group”).

On January 7, 2010 and January 11, 2010, Bunge reached agreements (the “Minority Shareholder Agreements”) with the other shareholders (the “Minority Shareholders”) in certain of the mills comprising the Moema Group, pursuant to which Bunge will become the 100% owner of five of the six mills that comprise the Moema Group.

Similar to the transaction in respect of Moema Par, other than two Minority Shareholders which will receive cash for their interests, these transactions will also be structured as share exchanges.  The Minority Shareholders, other than those receiving cash, together with the shareholders of Moema Par, will be entitled to receive approximately 3.5 million additional common shares of Bunge Limited for the interests in these four mills, increasing the total number of common shares to be issued by Bunge in connection with all of the Moema Group transactions to approximately 10.8 million.  The final number of shares to be issued in these transactions will be based on the amount of net indebtedness and working capital of the mills at closing.

The common shares of Bunge Limited to be issued at the closings of the transactions referred to herein will be issued in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Bunge has agreed to file a registration statement for the common shares to be issued in respect of these transactions pursuant to certain Registration Rights and Conditions of Transfers Agreements, which will be entered into at the closings of the transactions, which will allow the shareholders to resell their common shares from time to time.  In addition, the shareholders have agreed, during the 18 month period after closing, to certain volume and other restrictions with respect to sales of their common shares.

The closings of the transactions disclosed hereby are expected to occur within the next 90 days, subject to the satisfaction of certain conditions.

In the coming weeks, Bunge may reach an agreement in respect of the sixth mill constituting the Moema Group cluster.

Item 8.01.	Other Events.

Bunge issued a press release announcing the agreements with the Minority Shareholders on January 12, 2010.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Announcing the Agreements with the Minority Shareholders dated January 12, 2010

Cautionary Statement Concerning Forward-Looking Statements

This document contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including "may," "will," “should,” “could,” "expect," "anticipate," "believe," “plan,” "intend," "estimate," "continue" and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, including the transactions discussed herein, dispositions, joint ventures and strategic alliances; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included herein are made only as of the date hereof, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 12, 2010

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description

99.1	Press Release Announcing the Agreements with the Minority Shareholders dated January 12, 2010